                                 EMPLOYMENT AGREEMENT

    This EMPLOYMENT AGREEMENT (this "Agreement") is made as of the 5th day of June 1997, by and between Incomnet, Inc., a California corporation (the "Company"), and Stephen A. Caswell, an individual ("Employee"), and is made with respect to the following facts:


                                   R E C I T A L S

    A. The Company and the Employee wish to ensure that the Company will receive the benefit of Employee's loyalty and service.

    B. In order to help ensure that the Company receives the benefit of Employee's loyalty and service, the parties desire to enter into this formal Employment Agreement to provide Employee with appropriate compensation arrangements and to assure Employee of employment stability.

    C. The parties have entered into this Agreement for the purpose of setting forth the terms of employment of the Employee by the Company.

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

    1. EMPLOYMENT OF EMPLOYEE AND DUTIES. The Company hereby hires Employee and Employee hereby accepts employment upon the terms and conditions described in this Agreement. The Employee shall be the Secretary and Vice-President of the Company with all of the duties, privileges and authorities usually attendant upon such office, including but not limited to responsibility for the management of the Company's books and records, the keeping of corporate minutes, the preparation of the Company's reports under the Securities and Exchange Act of 1934, as amended, the supervision of the administration of the Company, and assisting the President of the Company in managing its day-to-day business. Subject to (a) the general supervision of the President and the Board of Directors of the Company, and (b) the Employee's duty to report to the President and the Board of Directors periodically, as specified by them from time-to-time, Employee shall have the authority to perform his employment duties for the Company.

    2. TIME AND EFFORT. Employee agrees to devote his full working time and attention to the management of the Company's business affairs, the implementation of its strategic plan, as determined by the President and the Board of Directors, and the fulfillment of his duties and responsibilities as the Company's corporate Secretary. Expenditure of a reasonable amount of time for personal matters and business and charitable activities shall not be deemed to be a breach of this Agreement, provided that those activities do not materially interfere with the services required to be rendered to the Company under this Agreement.

    3. THE COMPANY'S AUTHORITY. Employee agrees to comply with the Company's rules and regulations as adopted by the Company's President and Board of Directors regarding the performance of his duties, and to carry out and perform those orders, directions and policies established by the Company with respect to his engagement. Employee shall promptly notify the Company's President or Board of Directors, as the case may be, of any objection he has to the

President's or the Board's directives, respectively, and the reasons for such objection.

    4. NONCOMPETITION BY EMPLOYEE. During the term of this Agreement and during any period in which Employee is receiving severance benefits, if any, the Employee shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (in a private company), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition with the business of the Company or its affiliates.

    5.   TERM OF AGREEMENT.  Unless properly terminated earlier pursuant to
Section 13 of this Agreement, this Agreement shall commence to be effective on the date first above written and shall continue until (i) six months after the date that 100% of the Company's holdings of NTC stock are sold, conveyed, spun-off, or otherwise distributed ("Early Termination Date", which means six months after said sale, conveyance, spin-off or distribution) provided, that in the event of a termination of this Agreement, as amended, pursuant to Section 2(i) herein, then (a) the Company shall pay to the Employee a lump sum payment equal to the sum of the annual compensation and accrued but unpaid bonus (if any, with respect to bonus) which would be payable to the Employee for one year after the Early Termination Date pursuant to Sections 6.1 and 6.2 herein, respectively, but not beyond December 31, 1999, (b) Employee shall be entitled to all of the benefits under Section 7 of this Agreement, as amended, for one additional year after the Early Termination Date, but not beyond December 31, 1999, and (c) Employee shall be entitled to exercise all vested stock options which he owns for the entire remaining exercise period of the stock options as set forth in Section 8 of the Company's 1996 Stock Option Plan and the Minutes (as defined in Section 6.3 of this Agreement), no such stock options shall terminate prior to said expiration dates, and no "severance" shall be deemed to have occurred under the Company's 1996 Stock Option Plan or under existing Stock Option Agreements covering said stock options, or (ii) December 31, 1999, unless properly terminated sooner as provided in Section 13 of the Agreement, as amended by this Amendment.

    6. COMPENSATION. During the term of this Agreement, the Company shall pay the following compensation to Employee:

         6.1 ANNUAL COMPENSATION. Employee shall be paid a fixed salary of $115,000 per year, payable in two installments per month of $4,791.66 each on the 15th and last day of each month, commencing for the period from June 5, 1997 to June 15, 1997 and ending for the period from December 15, 1999 to December 31, 1999.

         6.2 ADDITIONAL COMPENSATION. In addition to the compensation set forth in Sections 6.1 and 6.3 of this Agreement, Employee may be paid a bonus or bonuses during each year, as determined at the sole discretion of the Company's Board of Directors based on the Board's evaluation of the Employee's definable efforts, accomplishments and similar contributions.



         6.3 STOCK INCENTIVES. The Company and the Employee hereby reconfirm the terms and conditions of the stock options granted to the Employee by the Company to date as set forth in Section 8 of the Company's 1996 Stock Option Plan, and the stock options to purchase


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40,000 shares of the Company's common stock pursuant to the terms and conditions set forth in the minutes of the meeting of the Company's Board of Directors, dated January 21, 1997 and January 22, 1997 (collectively, the "Minutes").

    7. FRINGE BENEFITS. Employee shall be entitled to all fringe benefits which the Company or its subsidiaries may make available from time-to-time for persons with comparable positions and responsibilities. Without limitation, such benefits shall include participation in any life and disability insurance programs, profit incentive plans, pension or retirement plans, and bonus plans as are maintained or adopted from time-to-time by the Company. The Company shall also provide Employee with medical group insurance coverage or equivalent coverage for Employee and his dependents.

    8. OFFICE AND STAFF. In order to enable Employee to discharge his obligations and duties pursuant to this Agreement, the Company agrees that it shall provide suitable office space for Employee in the Los Angeles Metropolitan Area, together with all necessary and appropriate supporting staff and secretarial assistance, equipment, stationery, books and supplies. Employee agrees that the supporting staff presently in place is suitable for the purposes of this Agreement. The Company agrees to provide at its expense parking for one vehicle by the Employee at the Company's executive offices.

    9. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all reasonable travel, mobile telephone, promotional and entertainment expenses incurred in connection with the performance of Employee's duties hereunder. Employee's reimbursable expenses shall be paid promptly by the Company upon presentment by Employee of an itemized list of invoices describing such expenses. All compensation provided in Sections 6, 7 and 9 of this Agreement shall be subject to customary withholding tax and other employment taxes, to the extent required by law.

    10. VACATION. Employee shall be entitled to three weeks of paid vacation per year or pro rata portion of each year of service by Employee under this Agreement. The Employee shall be entitled to the holidays provided in the Company's established corporate policy for employees with comparable duties and responsibilities.

    11.  RIGHTS IN AND TO INVENTIONS AND PATENTS.

         11.1 DESCRIPTION OF PARTIES' RIGHTS. The Employee agrees that with respect to any inventions made by him or the Company during the term of this Agreement, solely or jointly with others, (i) which are made with the Company's equipment, supplies, facilities, trade secrets or time, or (ii) which relate to the business of the Company or the Company's actual or demonstrably anticipated research or development, or (iii) which result from any work performed by the Employee for the Company, such inventions shall belong to the Company. The Employee also agrees that the Company shall have the right to keep such inventions as trade secretes, if the Company chooses.


         11.2 DISCLOSURE REQUIREMENTS. For purposes of this Agreement, an invention is deemed to have been made during the term of this Agreement if, during such period, the


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invention was conceived or first actually reduced to practice.  The Employee agrees that any patent application filed within one year after termination of his employment shall be presumed to relate to an invention made during the term of this Agreement unless he can provide evidence to the contrary. In order to permit the Company to claim rights to which it may be entitled, the Employee agrees to disclose to the Company in confidence all inventions which the Employee makes during the term of this Agreement and all patent applications filed by the Employee within one year after termination of this Agreement.

    12. ARBITRATION. Any disputes arising under this Agreement will be resolved in accordance with the rules of the American Arbitration Association as they apply in the County of Los Angeles, State of California. The decision of the arbitrator shall be binding on all parties to this Agreement.

    13. TERMINATION. This Agreement may be terminated in the following manner and not otherwise:

         13.1  MUTUAL AGREEMENT.   This Agreement may be terminated by the
mutual written agreement of the Company and Employee to terminate.

         13.2 TERMINATION BY EMPLOYEE FOR BREACH. Employee may at his option and in his sole discretion terminate this Agreement for the material breach by the Company of the terms of this Agreement. In the event of such termination, Employee shall give the Company 30 days' prior written notice.

         13.3 TERMINATION BY THE COMPANY FOR BREACH. The Company may at its option immediately terminate this Agreement in the event Employee commits gross negligence in the performance of his duties under this Agreement, or breaches his fiduciary duty to the Company, to the Board of Directors or to the Company's shareholders; provided, however, that the Company shall give the Employee written notice of specific instances for the basis of any termination of this Agreement by the Company pursuant to Section 13.3 of this Agreement. Employee shall have a period of 30 days after said notice in which to cease the alleged violations before the Company may terminate this Agreement. If Employee ceases to commit the alleged violations within said 30 day period, the Company may not terminate this Agreement pursuant to this Section. If Employee continues to commit the alleged violations after said 30 day period, the Company may terminate this Agreement immediately upon written notification to Employee.

         13.4 TERMINATION UPON DEATH. This Agreement shall terminate upon the death of the Employee.

         13.5  TERMINATION UPON THE DISABILITY OF THE EMPLOYEE.  This
Agreement shall terminate upon the disability of the Employee. As used in the previous sentence, the term "disability" shall mean the complete disability to discharge Employee's duties and responsibilities for a continuous period of not less than six months during any calendar year.


Any physical or mental disability which does not prevent Employee from discharging his duties and

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responsibilities in accordance with usual standards of conduct as determined by the Company in its reasonable opinion shall not constitute a disability under this Agreement.

    14. IMPROPER TERMINATION. If this Agreement is terminated by Employee pursuant to Section 13.2 herein or by the Company in any manner except as specifically provided in Section 13 herein, then (i) the Company shall immediately pay to the Employee a lump sum payment equal to the sum of (a) the Employee's entire annual compensation and accrued but unpaid bonus (if any, with respect to bonus) payable through December 31, 1999 pursuant to Sections 6.1 and
6.2 herein, respectively, and (b) the annual compensation and accrued but unpaid bonus (if any, with respect to bonus) which would be payable to the Employee for 15 additional months pursuant to Sections 6.1 and 6.2 herein, respectively, (ii) Employee shall be entitled to all of the benefits under Section 7 of this Agreement, through March 31, 2001, and (iii) Employee shall be entitled to exercise all vested stock options which he owns for the entire remaining exercise period of the stock options as set forth in Section 8 of the Company's 1996 Stock Option Plan and the Minutes, no such stock options shall terminate prior to said expiration dates, and no "severance" shall be deemed to have occurred under the Company's 1996 Stock Option Plan or under existing Stock Option Agreements covering said stock options. It is specifically agreed that in such event Employee shall have no duty to mitigate his damages by seeking comparable, inferior, or different employment.

    15. INDEMNIFICATION OF EMPLOYEE. Pursuant to the provisions and subject to the limitations of the California Corporations Code, and in particular Sections 204 and 317 therein, the Company shall indemnify and hold Employee harmless as provided in Sections 15.1, 15.2 and 15.3 of this Agreement. The Company shall, upon the request of Employee, assume the defense and directly bear all of the expense of any action or proceedings which may arise for which Employee is entitled to indemnification pursuant to this Section.

         15.1 INDEMNIFICATION OF EMPLOYEE FOR ACTIONS BY THIRD PARTIES. The Company hereby agrees to indemnify and hold Employee harmless from any liability, claims, fines, damages, losses, expenses, judgments or settlements actually incurred by him, including but not limited to reasonable attorneys' fees and costs actually incurred by him as they are incurred, as a result of Employee being made at any time a party to, or being threatened to be made a party to, any proceeding (other than an action by or in the right of the Company, which is addressed in Section 15.2 of this Agreement), relating to actions Employee takes within the scope of his employment as the Secretary and Vice-President of the Company or in his role as a director of the Company, provided that Employee acted in good faith and in a manner he reasonably believed to be in the best interest of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         15.2 INDEMNIFICATION OF EMPLOYEE FOR ACTIONS IN THE RIGHT OF THE COMPANY. The Company hereby agrees to indemnify and hold Employee harmless from any liability, claims, damages, losses, expenses, judgments or settlements actually incurred by him, including but not limited to reasonable attorneys' fees and costs actually incurred by him as they are incurred, as a result of Employee being made a party to, or being threatened to be made a party to, any proceeding by or in the right of the Company to procure a judgment in its favor by reason of any action taken by Employee as an officer, director or agent of the Company, provided that Employee acted in good faith in a manner he reasonably believed to be in the best interests of the Company and its shareholders, and provided further, that no indemnification by the Company shall be required pursuant to this Section 15.2 (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that Employee believed to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of Employee, (iii) for any transaction from which Employee derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard by Employee of his duties to the Company or its shareholders in circumstances in which Employee was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of Employee's duties to the Company or its shareholders, (vi) for any violation by Employee of Section 310 of the California Corporations Code or
(vii) for any violation by Employee of Section 316 of the California Corporations Code. Furthermore, the Company has no obligation to indemnify Employee pursuant to this Section 15.2 in any of the following circumstances:

    A. In respect of any claim, issue, or matter as to which Employee is adjudged to be liable to the Company in the performance of his duties to the Company and its shareholders, unless and only to the extent that the court in which such action was brought determines upon application that, in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for the expenses and then only in the amount that the court shall determine.

    B. For amounts paid in settling or otherwise disposing of a threatened or pending action without court approval.

    C. For expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

         15.3 REIMBURSEMENT. In the event that it is determined that Employee is not entitled to indemnification by the Company pursuant to Sections
15.1 or 15.2 of this Agreement, then Employee is obligated to reimburse the Company for all amounts paid by the Company on behalf of Employee pursuant to the indemnification provisions of this Agreement. In the event that Employee is successful on the merits in the defense of any proceeding referred to in Sections 15.1 or 15.2 of this Agreement, or any related claim, issue or matter, then the Company will indemnify and hold Employee harmless from all fees, costs and expenses actually incurred by him in connection with the defense of any such proceeding, claim, issue or matter.

    16. ASSIGNABILITY OF BENEFITS. Except to the extent that this provision may be contrary to law, no assignment, pledge, collateralization or attachment of any of the benefits under this Agreement shall be valid or recognized by the Company. Payment provided for by this Agreement shall not be subject to seizure for payment of any debts or judgments against the Employee, nor shall the Employee have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; provided that any stock issued by the Company to the Employee pursuant to this Agreement shall not be subject to Section 16 of this Agreement.

    17. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Company will review in good faith the prospect of purchasing directors' and officers' liability insurance for the officers and directors of the Company, which would include the same coverage for Employee, provided, that any decision was to whether or not the Company purchases such insurance coverage will be in the sole discretion of the Company's Board of Directors.

    18. NOTICE. Except as otherwise specifically provided, any notices to be given hereunder shall be deemed given upon personal delivery, air courier or mailing thereof, if mailed by certified

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mail, return receipt requested, to the following addresses (or to such other address or addresses as shall be specified in any notice given):

                   IN CASE OF THE COMPANY:

                   Incomnet, Inc.
                   21031 Ventura Boulevard, Suite 1100
                   Woodland Hills, California 91364

                   Attention: Melvyn Reznick, President and
                              Chairman of the Board of Directors

                   IN CASE OF THE EMPLOYEE:

                   Stephen A. Caswell
                   The address listed below Mr. Reznick's
                   signature to this Agreement.


    19. ATTORNEYS' FEES. In the event that any of the parties must resort to legal action in order to enforce the provisions of this Agreement or to defend such suit, the prevailing party shall be entitled to receive reimbursement from the nonprevailing party for all reasonable attorneys' fees and all other costs incurred in commencing or defending such suit.

    20. ENTIRE AGREEMENT. This Agreement embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions, warranties, or representations other than as expressly stated in this Agreement or as subsequently set forth in a writing signed by the duly authorized representatives of all of the parties hereto.



    21. NO ORAL CHANGE; AMENDMENT. This Agreement may only be changed or modified and any provision hereof may only be waived by a writing signed by the party against whom enforcement of any waiver, change or modification is sought. This Agreement may be amended only in writing by mutual consent of the parties.

    22. SEVERABILITY. In the event that any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. The remaining provisions of this Agreement shall, however, continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

    23. APPLICABLE LAW. This Agreement shall be construed as a whole and in accordance with its fair meaning. This Agreement shall be interpreted in accordance with the laws of the State of California, and venue for any action or proceedings brought with respect to this Agreement shall be in the County of Los Angeles in the State of California.


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    24.  SUCCESSORS AND ASSIGNS.  Each covenant and condition of this Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, assigns and successors in interest. Without limiting the generality of the foregoing sentence, this Agreement shall be binding upon any successor to the Company whether by merger, reorganization or otherwise.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

COMPANY:                               INCOMNET, INC.,
                                       a California corporation

Attest:                                By:
                                          ----------------------------
                                          Melvyn Reznick, President and
                                          Chairman of the Board of Directors
-------------------------------
Nancy Zivitz, Director

-------------------------------
Albert Milstein, Director

-------------------------------
Howard Silverman

EMPLOYEE:                              ---------------------------
                                       Stephen A. Caswell

                                       21031 Ventura Boulevard, Suite 1100
                                       ---------------------------------------
                                       Street Address

                                       Woodland Hills, California 91364
                                       ------------------------------------
                                       City, State and Zip Code


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